EXHIBIT 23.5

                          CONSENT OF DIRECTOR DESIGNATE

         I hereby consent to the reference to me as a Director Designate of Central Tractor Farm & Country, Inc. in its Registration Statement on Form S-1 under Rule 462(b) relating to the offering of Senior Notes due 2007.



                                              /s/ Steven G. Segal
                                              Steven G. Segal